UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 18, 2008

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

In July 2008, MIPS Technologies, Inc. (“MIPS”) entered into a loan and security agreement with Silicon Valley Bank (“SVB”), providing for a $15 million term loan and a revolving credit facility in an amount up to $10 million.  The loan and security agreement contains customary affirmative and negative covenants, including financial covenants, and events of default.

On December 18, 2008, MIPS and SVB entered into an amendment of the loan and security agreement to increase from $5.0 million to $13.5 million the amount that MIPS may invest in its subsidiaries, subject to meeting certain ongoing financial conditions.  As a result of this amendment, MIPS expects to have greater flexibility to move cash among itself and its worldwide subsidiaries.  Other than this change, the loan and security agreement continues in force in accordance with its terms, and additional information regarding the agreement may be found in MIPS’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: December 23, 2008	By:	/s/ STUART J. NICHOLS
Name: Stuart J. Nichols
Title: Vice President, General Counsel & Secretary